SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 9, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

April 9, 2004

CVPS prepares for cost of service review

RUTLAND, VT - Central Vermont Public Service officials today said the company is looking forward to responding to a Public Service Board order opening an investigation of the company's rates.

The company had set a goal of holding rates flat until 2006, but given the PSB's order, the company will likely need to file a request for a rate increase much sooner. "The potential for a reduction by the board this year would mean we'd have to file for an increase sooner than we'd hoped," Costello said.

"We look forward to the opportunity to demonstrate that our rates cannot be justifiably lowered. Sooner or later they will need to increase," spokesman Steve Costello said. "We've worked diligently to control costs while providing exceptional service. However, the consumer price index has risen about 12 percent in the past five years. Meanwhile, CVPS's rates have increased just 3.95 percent."

In July 2003, CVPS and the Department of Public Service proposed a memorandum of understanding freezing the company's rates until January 2005, and reducing the company's allowed return on equity from 11 percent to 10.5 percent. The board approved the agreement with conditions that would lower the return to 10.25 percent, disallow $2.6 million in deferred costs, and potentially write down $21 million CVPS received Jan. 1 through the sale of subsidiary Connecticut Valley Electric Company's assets and franchise territory.

Following a motion for reconsideration, the board decided the company did not have to write down the $21 million immediately. The board agreed with the company that deferred costs, rather than be written down when incurred, should be examined in normal rate cases. That has been standard utility practice for decades.

The board, however, ultimately rejected the company's motion. Given a DPS call for a rate investigation, the board ordered the investigation this week.

"Our regulators clearly want to ensure that we are providing cost-effective services, and we'll be prepared to show that we are," Costello said. "Employees across the company have been driving costs from the business despite inflation."

Since 1993, CVPS's cost-control efforts have shrunk the regulated utility business from 790 employees to 512 today. In the past two years, employee teams have wrung out substantial recurring annual savings through the Right Way to Work, the company's quality management program.

"Finding efficiencies has been and will continue to be a top priority," Costello said.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau, Senior Vice President for Legal and Public Affairs, and Corporate Secretary

April 9, 2004